Exhibit 5.1

CLEARY GOTTLIEB STEEN & HAMILTON LLP

One Liberty Plaza

New York, NY 10006-1470

T: +1212 225 2000

F: +1212 225 3999

clearygottlieb.com

WASHINGTON, D.C. • PARIS • BRUSSELS • LONDON

• MOSCOW

FRANKFURT • COLOGNE • ROME • MILAN • HONG KONG

BEIJING • BUENOS AIRES • SÃO PAULO • ABU DHABI • SEOUL

D: +1 212 225 2414

ngrabar@cgsh.com

THOMAS J. MOLONEY

RICHARD S. LINCER

JAMES A. DUNCAN

STEVEN M.LOEB

CRAIG B. BROD

NICOLAS GRABAR

CHRISTOPHER E. AUSTIN

HOWARD S. ZELBO

DAVID E. BRODSKY

ARTHUR H. KOHN

RICHARD J. COOPER

JEFFREYS. LEWIS

PAUL J. SHIM

STEVEN L. WILNER

ANDRES DE LA CRUZ

DAVID C. LOPEZ

MICHAEL A. GERSTENZANG

LEV L. DASSIN

NEILQ. WHORISKEY

JORGE U. JUANTORENA

MICHAEL D. WEINBERGER

DAVID LEINWAND

DIANA L. WOLLMAN

JEFFREY A. ROSENTHAL

MICHAEL D. DAYAN

CARMINE D. BOCCUZZI, JR.

JEFFREY D.KARPF

KIMBERLY BROWN BLACKLOW

ROBERT J. RAYMOND

SUNG K. KANG

SANDRA L. FLOW

FRANCISCO L. CESTERO

FRANCESCA L. ODELL

WILLIAM L. MCRAE

JASON FACTOR

JOON H. KIM

MARGARETS. PEPONIS

LISA M. SCHWEITZER

JUAN G. GIRALDEZ

DUANE MCLAUGHLIN

BREON S. PEACE

CHANTAL E. KORDULA

BENET J. O’REILLY

ADAM E. FLEISHER

SEAN A. O’NEAL

GLENN P. MCGRORY

MATTHEW P. SALERNO

MICHAEL J. ALBANO

VICTOR L. HOU

ROGER A. COOPER

AMY R. SHAPIRO

JENNIFER KENNEDY PARK

ELIZABETH LENAS

LUKE A. BAREFOOT

JONATHAN S. KOLODNER DANIEL ILAN

MEYER H. FEDIDA

ADRIAN R. LEIPSIC

ELIZABETH VICENS

ADAM J. BRENNEMAN

ARI D. MACKINNON

JAMES E. LANGSTON

JARED GERBER

COLIN D. LLOYD

COREY M. GOODMAN

RISHI ZUTSHI

JANEVANLARE

DAVID H. HERRINGTON

KIMBERLY R. SPOERRI

AARON J. MEYERS

DANIELC. REYNOLDS

ABENA A. MAINOO

HUGH C. CONROY, JR.

JOSEPH LANZKRON

MAURICE R. GINDI

KATHERINE R. REAVES

RAHUL MUKHI

ELANAS. BRONSON

MANUEL SILVA

KYLE A. HARRIS

LINA BENSMAN

ARON M. ZUCKERMAN

RESIDENT PARTNERS

SANDRA M. ROCKS

JUDITH KASSEL

PENELOPE L. CHRISTOPHOROU

BOAZS. MORAG

MARY E. ALCOCK

HEIDE H. ILGENFRITZ

KATHLEEN M. EMBERGER

AVRAM E. LUFT

ANDREW WEAVER

HELENA K. GRANNIS

JOHN V. HARRISON

CAROLINE F. HAYDAY

NEIL R. MARKEL

KENNETH S. BLAZEJEWSKI

LAURA BAGARELLA

SHIRLEY M. LO

JONATHAN D.W. GIFFORD

SUSANNA E. PARKER

DAVID W.S. YUDIN

RESIDENT COUNSEL

LOUISE M. PARENT OF COUNSEL

July 2, 2020

Artius Acquisition Inc.

3 Columbus Circle, Suite 2215

New York, New York 10019

Ladies and Gentlemen:

We have acted as special United States counsel to Artius Acquisition Inc., a Cayman Islands exempted company (the “Company”), in connection with the preparation of a registration statement on Form S-1 (No. 333-239421) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of the offering and sale by the Company of 60,375,000 units (the “Units”) (including up to 7,785,000 additional Units to be sold by the Company upon the exercise of the underwriters’ option to purchase additional Units). Each Unit has an offering price of $10.00 and is comprised of (a) one Class A ordinary share of the Company, par value $0.0001 per share (the “Shares”) and (b) one-third of one warrant (a “Warrant”), each whole Warrant entitling the holder to purchase one Ordinary Share, at a price of $11.50 per Share, to be issued under a warrant agreement (the “Warrant Agreement”) to be entered into between the Company and Continental Stock Transfer & Trust Company, as warrant agent.

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	the Registration Statement;

(b)	the form of Unit certificate, included as Exhibit 4.1 to the Registration Statement;

(c)	the form of Warrant certificate, included as Exhibit 4.3 to the Registration Statement;

Artius Acquisition Inc., p. 2

(d)	the form of Warrant Agreement, included as Exhibit 4.4 to the Registration Statement; and

(e)

the form of underwriting agreement between the Company and Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC, as representatives of the several underwriters named therein, included as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”).

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed and (ii) that the Units and the Warrants conform to the specimen thereof that we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1. When the Units have been delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, the Units will be the valid, binding and enforceable obligations of the Company in accordance with their terms under the law of the State of New York.

2. When the Units have been delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, the Warrants included in such Units will be the valid, binding and enforceable obligations of the Company in accordance with their terms under the law of the State of New York.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that the Company and each other party to such agreement or obligation will satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company regarding matters of the law of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

The foregoing opinions are limited to the law of the State of New York.

Artius Acquisition Inc., p. 3

We hereby consent to the use of our name in the Registration Statement under the heading “Legal Matters” in the Registration Statement as counsel for the Company and to the filing of this opinion letter as Exhibit 5.1 to the Company’s Registration Statement on Form S-1 dated July 2, 2020. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By	/s/ Nicolas Grabar
Nicolas Grabar, a Partner